Exhibit 1.01
OGE ENERGY CORP.
(an Oklahoma corporation)
__________ Shares of Common Stock, Par Value $0.01 Per Share
FORM OF UNDERWRITING AGREEMENT
Dated: _______________

OGE ENERGY CORP.
(AN OKLAHOMA CORPORATION)
__________ SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE
UNDERWRITING AGREEMENT

To:

Ladies and Gentlemen:
OGE Energy Corp., an Oklahoma corporation (the “Company”), confirms its agreement with _______________________________ (the “Representatives”), and each of the other entities identified on Schedule A hereto as underwriters (collectively, with the Representatives, the “Underwriters,” which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of ______________ shares (the “Firm Shares”) and at the election of the Underwriters an aggregate of up to ______________ shares (the “Option Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 are hereinafter collectively called the “Shares.”
The Company understands that the Underwriters propose to make a public offering of the Shares as soon as they deem advisable after this Agreement has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement with Oklahoma Gas and Electric Company, a wholly-owned subsidiary of the Company, on Form S-3 (File No. 333-________) covering the registration of an indeterminate amount of common stock and debt securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement was effective upon filing on _____________. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”) are collectively referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Shares dated _____________, including the accompanying prospectus of the Company dated ____________, and the term “Prospectus” means the prospectus in the form provided by the Company for use (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Shares. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include all amendments made by the Company prior to the Time of Sale (defined below) or deemed incorporated and all documents filed by the Company with the Commission and incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.
At or prior to ____:____ [a.m./p.m.] on _____________, the time when sales of the Shares were first made on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, the pricing information set forth on Schedule C hereto and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act Regulations) listed on Schedule C hereto.

SECTION 1.    REPRESENTATIONS AND WARRANTIES.

(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Time of Sale and as of each Closing Time (as defined in Section 2(b) hereof), and agrees with each Underwriter, as follows:

(i)Compliance with Registration Requirements. With respect to the Registration Statement, (A) the Registration Statement is an “automatic shelf registration statement” and the Company is a “well known seasoned issuer” (each as defined in Rule 405 under the 1933 Act), (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the Registration Statement, (C) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied and (D) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or were deemed effective pursuant to Rule 430B(f)(2) of the 1933 Act (and, if later, at the time of filing of the Company’s annual report on Form 10-K) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee, (B) information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement, the Prospectus or the Preliminary Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus, which information is set forth on Schedule D hereto.
The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations (“Rule 424”), complied when so filed in all material respects with the 1933 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) information contained in the Time of Sale Information relating to The Depository Trust Company and its book-entry system or (B) statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Time of Sale Information, which information is set forth on Schedule D hereto.

(iii)Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations or (ii) the Issuer Free Writing Prospectus, if any, listed on Schedule C hereto or communications (including electronic communications) containing substantially similar information and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable requirements of the 1933 Act, has been or will be filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus or the Time of Sale Information, at the time the Registration Statement became effective (and, if later, at the time of filing of the Company’s annual report on Form 10-K), at the time the Prospectus or the Time of Sale Information was issued and at each Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)Independent Accountants. Ernst & Young LLP, the accountants who examined and audited the Company's financial statements and supporting schedules included in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(vi)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary or selected financial information included or incorporated by reference in the Prospectus and the Time of Sale Information presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus and the Time of Sale Information.

(vii)No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except for regular quarterly dividends on the Common Stock, par value $0.01 per share, of the Company in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)Good Standing of the Company’s Subsidiaries. Oklahoma Gas and Electric Company and OGE Enogex Holdings LLC are the Company’s only “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X (each, a “Significant Subsidiary”). Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any pledge, lien, encumbrance, or claim, except as disclosed in the Registration Statement. The partnership interests of Enable Midstream Partners, LP (“Enable”) owned by the Company, directly or through subsidiaries, are owned free and clear of any pledge, lien, encumbrance, or claim, except as disclosed in the Registration Statement.

(x)Capitalization. The authorized, issued and outstanding capital stock of the Company is as stated in the Registration Statement, Prospectus and the Time of Sale Information. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

(xi)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment of the purchase price therefor as provided in this Agreement, will be duly authorized, validly issued and fully paid and nonassessable. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

(xiii)Description of the Common Stock. The Common Stock will conform in all material respects to the description contained in the Prospectus and the Time of Sale Information.

(xiv)Absence of Defaults and Conflicts. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the case of (ii) and (iii) for such defaults or violations that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and delivery of the Shares, and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Time of Sale Information (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary, other than such events or conditions that are contemplated by the terms of this Agreement.

(xv)Absence of Proceedings. Other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, the Prospectus and the Time of Sale Information including ordinary routine litigation incidental to their businesses, could not reasonably be expected to result in a Material Adverse Effect.

(xvi)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

(xvii)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Registration Statement, the Prospectus and the Time of Sale Information, except such as have been already obtained.

(xviii)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by them and as described in the Registration Statement, the Time of Sale Information and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, “Governmental Licenses”); the Company and each subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)Title to Property. The Company and its subsidiaries have good and sufficient title to all real property, principal plants and all other property owned by them and which is material to the Company’s and its subsidiaries’ operations taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, Prospectus and Time of Sale Information or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)Labor. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any subsidiary, is imminent which might be expected to have a Material Adverse Effect.

(xxi)Taxes. The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those filings being contested in good faith) and have paid all taxes of which they have notice are due thereon (other than those being contested in good faith and for which adequate reserves have been provided without penalty or interest), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(xxii)No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

(xxiii)Illegal Payments. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxiv)Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To its knowledge, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any countries that are the subject or target of Sanctions. Neither the Company nor any of its subsidiaries have any operations outside of the United States. All of the proceeds from the offering will be used in the United States.

(xxv)Disclosure Controls and Procedures. The Company (i) has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) have been evaluated for effectiveness, as of the end of the period covered by the respective annual or quarterly report, and (C) are effective in all material respects to perform the functions for which they were established, (ii) based on the evaluation of its disclosure controls and procedures, is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, has experienced no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting; and (iv) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is accurate in all material respects and is prepared in accordance with the Commission’s rules applicable thereto.

(xxvi)Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail so as to accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) the unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements is being prevented or timely detected.

(xxvii)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii)Status under the 1933 Act. The Company is not an “ineligible issuer” as defined under the 1933 Act at the times specified in the 1933 Act in connection with the offering of the Shares.

(xxix)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds therefrom, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxx)eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules applicable thereto.

(b)Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a)Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter listed on Schedule A, severally and not jointly, and each Underwriter listed on Schedule A, severally and not jointly, agrees to purchase from the Company, at a purchase price of $_____ per share, the total number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as hereinafter provided in this Section 2, the Company agrees to sell to each Underwriter listed on Schedule A, severally and not jointly, and each Underwriter listed on Schedule A, severally and not jointly, agrees to purchase from the Company, at the purchase price per share set forth in clause (i) of this sentence, the number of Option Shares (adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the total number of Option Shares to be purchased by the Underwriters as set forth in the notice referred to below by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth set forth in Schedule A opposite the name of such Underwriter and the denominator of which is the total number of Firm Shares. The Underwriters agree to offer the Shares to the public as set forth in the Prospectus.

The Company hereby grants to the Underwriters the option to purchase, at their election, up to ______________ of the Option Shares, at the purchase price per share specified in the first paragraph of this Section 2, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Such election may be exercised only by written notice from the Representatives to the Company given within the period of 30 calendar days after the date of this Agreement, which notice shall set forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives (but in no event earlier than the First Closing Time, as defined in paragraph (b) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice).
(b)Payment. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of _________________________, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (________ time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company. The payment of the purchase price for, and delivery of, Option Shares shall be made at the place, date and time specified by the Representatives in the written notice of election given by the Representatives pursuant to Section 2(a) or such other time as shall be agreed upon by the Representatives and the Company. Such time and date of payment for and delivery of the Firm Shares is hereinafter called the “First Closing Time”; such time and date of payment for and delivery of Option Shares, if not the First Closing Time, is hereinafter called an “Option Closing Time”; and each such time and date is hereinafter called a “Closing Time.”

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
(c)Delivery; Registration. The Shares will be registered in the names of the Underwriters and in the amounts set forth in Schedule A hereto, except that if the Company receives a written request from the Representatives prior to noon on the second business day preceding the Closing Time giving the names in which the Shares are to be registered and the denominations thereof, the Company will deliver the Shares so registered.

(d)No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and, except as otherwise contemplated in this Agreement, the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 3.COVENANTS OF THE COMPANY.

The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 and will notify the Underwriters promptly, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, or of any Issuer Free Writing Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the 1933 Act, and (v) of the occurrence of any event within the Prospectus Delivery Period (as defined in Section 3(d) below) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 403A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus or Issuer Free Writing Prospectus transmitted for filing under Rule 424(b) or Rule 433, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, or notice of objection is received, to obtain the lifting or removal thereof at the earliest possible moment. The Company will pay the required Commission filing fees related to the Shares within the time required by Rule 456 of the 1933 Act.

(b)Filing of Amendments; Issuer Free Writing Prospectus. Prior to the later of the final Closing Time or the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and prior to the later of the final Closing Time or the termination of the Prospectus Delivery Period, will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(c)Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representatives reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus and documents incorporated by reference therein as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. During the Prospectus Delivery Period, the Company will furnish to each Underwriter, without charge, such number of copies of the Prospectus (as amended or supplemented) and documents incorporated by reference therein and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Shares by any Underwriter or dealer. The Representatives, on behalf of the Underwriters, shall promptly notify the Company after the Prospectus Delivery Period has been terminated.

(e)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order that the Registration Statement, Prospectus or Time of Sale Information, as applicable, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or Time of Sale Information comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Prospectus and the Time of Sale Information under “Use of Proceeds.”

(h)Restriction on Sale of Securities. During the period beginning on the date of this Agreement and continuing until ________________, the Company will not, without the prior written consent of the Representatives, in their sole discretion, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Common Stock of the Company (except pursuant to its dividend reinvestment plan, its employee benefit plans or pursuant to prior contractual commitments that have been disclosed to the Representatives).

(i)Listing of Shares. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(j)Blue Sky Qualifications. The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(k)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 of the 1933 Act Regulations, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

(l)No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

SECTION 4.PAYMENT OF EXPENSES.

(a)Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) all costs, taxes and expenses incident to the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, (vi) all costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with “blue sky” qualifications, and (vii) all costs and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

(b)Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11(a)(i) hereof or in accordance with Section 7 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(a)(ii) through (v) hereof, the Company shall reimburse the Underwriters for one half of all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.CERTAIN AGREEMENTS OF THE UNDERWRITERS.

Each Underwriter, severally and not jointly, hereby represents and agrees as follows:
(a)Without the prior consent of the Company and the Representatives, other than (i) any free writing prospectus that contains only information describing the preliminary terms of the Shares or their offering or (ii) any Issuer Free Writing Prospectus listed on Schedule C or prepared pursuant to Section 1(a)(iii) or Section 3(b) above, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC.

(b)It is not subject to any pending proceeding under Section 8A of the 1933 Act Regulations with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated).

SECTION 6.CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the several Underwriters to purchase the Shares to be delivered at each Closing Time are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:
(a)Effectiveness of Registration Statement; Filing of Prospectus. At each Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act) and in accordance with Section 3(b) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)Opinions of Counsel for Company. At each Closing Time, the Representatives shall have received the favorable opinions, dated as of such Closing Time, of Williams, Box, Forshee & Bullard, P.C., Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed original or reproduced copies of such opinions for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

(i)Opinion of Oklahoma Counsel.

(A)the Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Registration Statement, Prospectus and Time of Sale Information;

(B)each Significant Subsidiary is legally existing and is in good standing under the laws of the jurisdiction of its organization and has the power, right and authority to do business and to own property in its respective jurisdictions in the manner and as set forth in the Registration Statement, Prospectus and Time of Sale Information;

(C)The issue and sale of the Shares by the Company in accordance with the terms of this Agreement have been duly and validly authorized by all necessary corporate action; the Shares, when registered and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute Common Stock which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus;

(D)while, except as otherwise stated in said opinion, such counsel are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the Time of Sale Information, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of this Agreement or as otherwise agreed by such counsel and the Underwriters) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus at the time it was filed pursuant to Rule 424 under the 1933 Act or at such Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(E)this Agreement has been duly authorized, executed and delivered by the Company;

(F)such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Prospectus and Time of Sale Information which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Prospectus and Time of Sale Information or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(G)the Shares conform in all material respects to the statements concerning them in the Registration Statement, Prospectus and Time of Sale Information;

(H)all statements contained in the Registration Statement, the Time of Sale Information and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

(I)the execution and delivery of this Agreement and the issuance of the Shares, under the circumstances contemplated hereby and thereby, do not and will not violate the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiary, or in any material respect conflict with or constitute on the part of the Company or any Significant Subsidiary a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to such counsel to which the Company or such Significant Subsidiary is a party or any law, regulation, consent decree or administrative, arbitration or court order known to such counsel to which the Company or such Significant Subsidiary is subject; and

(J)no approval, authorization, consent, certificate or order of any Oklahoma commission or regulatory authority is necessary with respect to the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares to the Underwriters as contemplated in this Agreement.

(ii)Opinion of Jones Day. Such opinion shall cover the matters set forth in the form attached hereto as Schedule E.

(c)Opinion of Counsel for Underwriters. At each Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Chapman and Cutler LLP, counsel for the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Shares as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of Oklahoma counsel or other counsel satisfactory to the Underwriters.

(d)Officers’ Certificate. At each Closing Time, the Underwriters shall have received a certificate of the chief executive officer, president, a vice president or the treasurer of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, are contemplated by the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date.

(e)Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche, with respect to Enable, and Ernst & Young LLP, with respect to the Company, a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)Bring-down Comfort Letter. At each Closing Time, the Representatives shall have received from Deloitte & Touche, with respect to Enable, and Ernst & Young LLP, with respect to the Company, a letter, dated as of such Closing Time, together with signed original or reproduced copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(g)Material Adverse Change. (i) Since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, results of operations, properties, management, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at each Closing Time on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(h)Listing of Shares. The Shares to be delivered at such Closing Time shall have been duly approved for listing on the New York Stock Exchange subject to official notice of issuance.

(i)Additional Documents. At each Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(j)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to each Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

In giving the opinions contemplated by paragraphs (b) and (c) of this Section 6, counsel may rely upon certificates of state officials as to the Company’s and its Significant Subsidiaries’ good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Shares have been registered by an authorized official of the Transfer Agent and Registrar, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

SECTION 7.	CONDITIONS OF COMPANY’S OBLIGATIONS.

The obligation of the Company to deliver the Shares at each Closing Time upon payment therefor shall be subject to the following conditions:
At such Closing Time, no stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act shall then be pending before, or threatened by, the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date.
In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Underwriters. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

SECTION 8.	INDEMNIFICATION.

(a)The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person who controls such Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Schedule D. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors and each person, if any, who controls the Company within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information consists of the information set forth on Schedule D. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, the Representatives shall have reasonably concluded that there may be legal defenses available to them and the other Underwriters that are different from or in addition to those available to the indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the Company (provided that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel and one local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

SECTION 9.CONTRIBUTION.

If the indemnification provided for in Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares to which such liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares to which such liability relates purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters with respect to the Shares to which such liability relates purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of such Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section with respect to Shares to which liability relates, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Shares to which such liability relates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay with respect to Shares by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9 are several in proportion to their respective underwriting obligations with respect to Shares and not joint.
SECTION 10.REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.
SECTION 11.TERMINATION OF AGREEMENT.

(a)Termination; General. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, at any time at or prior to the Closing Time if: (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company or any subsidiary on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities or there is a material disruption in securities settlement or clearance services in the United States, (iv) since the time of the execution of this Agreement, the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (v) there shall have occurred any calamity or crisis or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering, sale or delivery of the Shares being delivered at such Closing Time on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and in the Prospectus or (vi) the representations in Section 1(a)(ii) are incorrect in any respect.

(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 8, 9 and 10 shall survive such termination and remain in full force and effect.

SECTION 12.DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

(a)If one or more of the Underwriters set forth in Schedule A fails at any Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement at such Closing Time (the “Defaulted Shares”), the remaining Underwriter or Underwriters set forth in Schedule A (the “Non-Defaulting Underwriters”) will have the right, within 36 hours thereafter, to make arrangements for one or more of the Non-Defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Non-Defaulting Underwriters do not complete such arrangements within such 36-hour period, then:

(i)if the number of Defaulted Shares does not exceed one-eleventh of the aggregate number of Shares to be purchased hereunder at such Closing Time, each of the Non-Defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriters; or

(ii)if the number of Defaulted Shares exceeds one-eleventh of the aggregate number of Shares to be purchased hereunder at such Closing Time, this Agreement will terminate with respect to the Shares without liability on the part of any Non-Defaulting Underwriters (provided that if such default occurs with respect to Option Shares after the First Closing Time, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination).

No action taken pursuant to this Section 12(a) will relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement with respect to the Shares, either the Non-Defaulting Underwriters or the Company will have the right to postpone such Closing Time for the Shares for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Time of Sale Information or Prospectus or in any other documents or arrangements.

(b)As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13.NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to _____________________________, Fax: __________, Attention: ______________________; each with a copy to Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, Attention: ___________________. Notices to the Company shall be directed to it at OGE Energy Corp., 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma, 73101-0321, Attention: Treasurer, with a copy to Jones Day, 77 West Wacker, Chicago, Illinois 60601, Attention: ___________________.
SECTION 14.PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.GOVERNING LAW AND TIME.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise set forth herein, specified times of day refer to New York City time.
SECTION 16.EFFECT OF HEADINGS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
OGE ENERGY CORP.

By:

CONFIRMED AND ACCEPTED, as of the date
first above written:
[Names of Representatives]
Acting severally on behalf of themselves and the several
Underwriters named on Schedule A hereto
By: __________________, as Representative

By:

SCHEDULE A
LIST OF UNDERWRITERS

NAME OF UNDERWRITER	NUMBER OF FIRM SHARES

TOTAL

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SCHEDULE B
OGE ENERGY CORP.
$__________ COMMON STOCK, PAR VALUE $0.01 PER SHARE

PRICING INFORMATION

Price Per Share to the Public
Number of Firm Shares
Number of Option Shares
Underwriters' Discount

ISSUER FREE WRITING PROSPECTUS

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SCHEDULE C
TIME OF SALE INFORMATION
Preliminary Prospectus dated ________________.
Pricing Information for the Shares as set forth in Schedule B hereto.

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SCHEDULE D
INFORMATION PROVIDED BY UNDERWRITERS
The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto): statements with respect to the public offering price of the Shares by the Underwriters set forth on the cover page of, and the statements in the ________________ paragraphs appearing under, the caption “Underwriting” in the Prospectus.

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SCHEDULE E

FORM OF OPINION OF JONES DAY

1.The (i) execution, delivery and performance of the Underwriting Agreement by the Company, (ii) issuance and sale of the Shares by the Company and (iii) compliance with the terms and provisions thereof by the Company will not violate any law or regulation known to such counsel generally to be applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree known to such counsel of any court, arbitrator or governmental agency that is binding upon the Company or Significant Subsidiary or any of their respective properties or violate or result in a default under any of the terms and provisions of any agreement to which the Company or any Significant Subsidiary is a party or bound (this opinion being limited (A) to those orders, decrees and agreements identified on an exhibit to such opinion and (B) in that such counsel expresses no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross default provision insofar as it relates to a violation or default under an agreement not so identified on an exhibit to such opinion or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

2.No consent, approval, authorization or order of, or filing with, any United States federal or New York state governmental agency or body or any court is required in connection with the issuance or sale of the Shares by the Company, except (i) such as have been obtained or made under (A) the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder and (B) the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder and (ii) as may be required under state securities or “blue sky” laws.

3.To such counsel’s Actual Knowledge, there are no legal or governmental proceedings, pending or threatened, to which the Company or any of its subsidiaries is a party that are required to be described in the Registration Statement or the Prospectus (each as defined below) pursuant to Item 103 of the rules and regulations under the Securities Act that are not disclosed as required.

Such counsel has participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-                ) (the “Registration Statement”), the prospectus, dated                 , (the “Base Prospectus”), the preliminary prospectus supplement, dated                 ,          (together with the Base Prospectus, the “Preliminary Prospectus”), the information set forth in Schedule B to the Underwriting Agreement (together with the Preliminary Prospectus, the “Time of Sale Information”) and the prospectus supplement, dated                 ,          (together with the Base Prospectus, the “Prospectus”). Each of the Registration Statement, the Preliminary Prospectus and the Prospectus includes the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (collectively, the “Exchange Act Documents”). From time to time, such counsel has had discussions with certain officers, directors and employees of the Company and its subsidiaries, with representatives of Ernst & Young LLP, the independent registered public accounting firm who examined the financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, with the Underwriters and with counsel to the Underwriters, concerning the information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the responses to various items in Form S-3. Based such counsel’s participation and discussions described above, such counsel is of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of                 ,         , which is the date the Underwriters have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of the Shares (such date, the “Effective Date”), and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and that each of the Exchange Act Documents that was filed with the Commission prior to the date hereof at the time they were filed complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, except that such counsel expresses no view with respect to the financial statements and reports relating thereto, financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom.
Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. Based on the participation and discussions set forth above, however, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, as of          [a.m./p.m.], Eastern Standard Time, on                 ,      (which is the time that the Underwriters have informed such counsel was prior to the first contract of sale of any Shares by the

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Underwriters) included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom.
Assuming the accuracy of the representations and warranties of the Company set forth in Section 1(a)(i) of the Underwriting Agreement, the Registration Statement has become effective pursuant to Rule 462(e) under the Securities Act. In addition, based solely upon our review of the website of the Commission, we confirm that no stop order suspending the effectiveness of the Registration statement has been issued under the Securities Act and no proceedings have been initiated by the Commission.
Insofar as matters herein are stated to be to such counsel’s Actual Knowledge or refer to the state of such counsel’s knowledge, “Actual Knowledge” means the actual knowledge of any lawyer in the Covered Lawyer Group; and the “Covered Lawyer Group” means lawyers currently in such counsel’s firm who have given substantive legal attention to the representation of the Company since [_________]. In making the foregoing statements, such counsel has inquired as to the Actual Knowledge of the lawyers in the Covered Lawyer Group with respect to the existence of legal proceedings described above, and such counsel has relied on certificates of officers or other representatives of the Company. Such counsel has not, however, made any review, search or investigation of any public or private records or files, including, without limitation litigation dockets or other records or files of the Company or such counsel’s firm.

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